SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934


Date of Report (Date of earliest event reported) October 21, 1998


                              SPRINT SPECTRUM L.P.
                       SPRINT SPECTRUM FINANCE CORPORATION
             (Exact name of Registrant as specified in its charter)


  Delaware                    333-06609-01                       48-1165245
  Delaware                    333-06609-02                       43-1746537
(State or Other        (Commission File Number)                (IRS Employer
Jurisdiction of                                              Identification No.)
Incorporation)

        4900 Main Street, Kansas City, Missouri              64112
       (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code (816) 559-1000


(Former name or former address, if changed since last report)

Item 5. Other Events.

Appointment of new Chief Financial Officer

     As of October 21, 1998, William J. Gunter was appointed the chief financial officer of Sprint Spectrum Holding Company, L.P., and its subsidiaries, including Sprint Spectrum L.P. and Sprint Spectrum Finance Corporation.


     Gunter most recently served as senior vice president of Finance for Sprint Corporation's Long Distance Division. He joined Sprint's audit staff in 1969 and was named internal audit and systems manager for United Telephone Company of Ohio in 1971. He returned to the corporate staff as assistant staff director of cash management in 1973 and was named director of long-term financing in 1974. He was named assistant treasurer in 1978 and five years later he was named vice president and treasurer for Sprint. He was appointed senior vice president and controller for Sprint in 1990 and three years later was appointed senior vice president of Finance for Sprint's Long Distance Division.


     Robert M. Neumeister, Jr. left the company to pursue other business interests.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.


                  Date: November 2, 1998



                                   SPRINT SPECTRUM L.P.


                                   By: /s/ Joseph M. Gensheimer
                                   Name:   Joseph M. Gensheimer
                                   Title:  General Counsel & Secretary


                                   SPRINT SPECTRUM FINANCE CORPORATION


                                   By: /s/ Joseph M. Gensheimer
                                   Name:   Joseph M. Gensheimer
                                   Title:  General Counsel & Secretary